UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2006, Broadway Financial Corporation (the “Company”), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), announced that Mr. F. Glen Harvey, age 45, will be joining the Bank as President and Chief Operating Officer effective April 3, 2006. Mr. Harvey has served as Senior Vice President of the Entertainment Group at Comerica Bank from 2000 through the present. In addition, Mr. Harvey has over 20 years of banking experience in the areas of loan syndication, structuring and distribution, and film, gaming and sports banking and finance.

Mr. Harvey’s annual base salary will be $160,000. Mr. Harvey will also be eligible for an annual bonus which is targeted at 40% of his base salary. Mr. Harvey’s compensation package includes a severance provision of 30 months compensation for termination other than for cause. Mr. Harvey will be eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees.

Mr. Harvey is the nephew of Mr. Elbert Hudson, the Company’s Chairman of the Board of Directors and he is a first cousin to Mr. Paul Hudson, the Company’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: March 17, 2006	By	/s/ Sam Sarpong
Sam Sarpong Senior Vice President and Chief Financial Officer